Exhibit 3(i)(e)



SECRETARY OF STATE                                   Docket Number: K90920235
   Corporations Division                             Control Number: J815025
      315 West Tower                                 Effective Date: 04/02/1999
#2 Martin Luther King, Jr. Dr.                       Reference: 0045
Atlanta, Georgia  30334-1530                         Print Date: 04/02/1999
                                                     Form Number:  611



Katherine Reardon
Schnader Harrison Segal & Lewis
303 Peachtree St., Ste. 2800
Atlanta, GA  30308



                      CERTIFICATE OF NAME CHANGE AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the Seal of my office that

                        MARCI INTERNATIONAL IMPORTS, INC.
                          A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State changing its name to

                                FAB GLOBAL, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.







                                                             Cathy Cox
                                                        Secretary of State


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